INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this "**Agreement**") dated for reference August 2, 2011 among Sandstorm Gold (Barbados) Ltd. ("**Sandstorm Barbados**"), Victory Park Management, LLC, as administrative and collateral agent to the Lenders ("**Agent**") and Lordsburg Mining Company ("**Lordsburg**").

WHEREAS:

A. Santa Fe Gold Corporation ("**Santa Fe Gold**"), Lordsburg, Santa Fe (Barbados) Corporation ("**Santa Fe Barbados**") and Azco Mica Inc. (together with Santa Fe Gold, Lordsburg and Santa Fe Barbados, "**Borrowers**") are parties to a Financing Agreement dated as of August 2, 2011 (the "**Financing Agreement**"), by and between Borrowers, Agent and the Lenders thereto;

B. Sandstorm Barbados has agreed to purchase certain gold from, and in connection with such purchase to make a substantial upfront deposit to, Santa Fe Barbados (the "**Sandstorm Barbados Arrangement**") under a purchase agreement dated as of September 9, 2009 as amended by agreements dated March 29, 2011 and June 28, 2011 (as amended, the "**Sandstorm Purchase Agreement**") among Santa Fe Gold, Lordsburg, Sandstorm Barbados as purchaser and Santa Fe Barbados as seller;

C. As security for the Senior Lender Project Obligations, Lordsburg is granting, or has granted, to the Agent certain Liens and security interest as more particularly set forth in the Senior Lender Security Documents (as herein defined);

D. As security for the Sandstorm Barbados Obligations, Lordsburg is granting, or has granted, to Sandstorm Barbados certain Liens and security interest as more particularly set forth in the Sandstorm Barbados Security Documents (as herein defined);

E. The parties have agreed to certain intercreditor matters as herein set forth;

NOW THEREFORE, in consideration of the foregoing premises, the agreement of the parties hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereby agrees with each of the others as follows:

ARTICLE 1

INTERPRETATION

1.1 Defined Terms. In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the following meanings:

(a) "**Agent**" has the meaning set forth on the first page hereof;

(b) "**Business Day**" means any day banks are open for business in New York City, New York,, Vancouver, British Columbia and Barbados, other than a Saturday or Sunday;

(c) "**Financing Agreement**" has the meaning set forth on the first page hereof;

(d) "**Lien**" means any mortgage, pledge, lien, hypothecation, security interest or other encumbrance or charge (whether fixed, floating or otherwise) or title retention, any right of set-off (otherwise than by operation of law), and any deposit of moneys under any agreement or arrangement whereby such moneys may be withdrawn only upon fulfilment of any condition as to the discharge of any other indebtedness or other obligation to any creditor, or any right of or arrangement of any kind with any creditor to have its claims satisfied prior to other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired;

(e) "**Lenders**" means those Lenders party to the Financing Agreement;

(f) "**Lordsburg**" has the meaning set forth on the first page hereof;

(g) "**Obligations**" means, as the context requires, any or all of the Senior Lender Project Obligations and/or the Sandstorm Barbados Arrangement Obligations;

(h) "**Sandstorm Barbados**" has the meaning set forth on the first page hereof;

(i) "**Sandstorm Barbados Arrangement**" has the meaning set forth on the first page hereof;

(j) "**Sandstorm Barbados Arrangement Obligations**" means all present and future obligations, indebtedness and other liabilities (including, without limitation, all obligations to sell and deliver gold, and also all charges and fees of Sandstorm Barbados), whether contingent or absolute, matured or unmatured, at any time or from time to time due, owing or accruing due and owing by Lordsburg, Santa Fe Gold or Santa Fe Barbados to Sandstorm Barbados pursuant to or in connection with the Sandstorm Barbados Documents;

(k) "**Sandstorm Barbados Documents**" means the Sandstorm Purchase Agreement and the Sandstorm Barbados Security Documents;

(l) "**Sandstorm Barbados Security Documents**" means all present and future items of security executed by Lordsburg in favour of Sandstorm Barbados (or any agent or trustee for Sandstorm Barbados and one or more others) as security for some or all of the Sandstorm Barbados Arrangement Obligations, including without limitation, a mortgage and general security agreement granted by Lordsburg in favour of Sandstorm Barbados;

(m) "**Sandstorm Purchased Payable AU**" has the meaning set forth in the Sandstorm Purchase Agreement;

(n) "**Sandstorm Purchase Agreement**" has the meaning set forth on the first page hereof;

(o) "**Secured Promissory Notes**" those Notes issued by Borrowers to Lenders pursuant to the Financing Agreement;

(p) "**Security Documents**" means, as the context requires, the Senior Lender Security Documents or the Sandstorm Barbados Security Documents;

(q) "**Senior Lender Project Obligations**" means all present and future indebtedness, liabilities and other obligations (including all charges and fees of the Agent), whether contingent or absolute, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by Santa Fe Gold, Santa Fe Barbados and/or Lordsburg to the Agent pursuant to or in connection with any of the Senior Lender Documents;

(r) "**Senior Lender Documents**" means

(i) the Financing Agreement;

(ii) the Secured Promissory Note;

(iii) any other credit documents (including any performance bond agreements and any documentary credit indemnity agreements) from time to time between the Agent and any of Santa Fe Gold, Santa Fe Barbados and/or Lordsburg, or executed by any one or more of them in favour of the Agent, and expressed to be secured by the Senior Lender Security Documents; and

(iv) the Senior Lender Security Documents;

(s) "**Senior Lender Security Documents**" means all present and future items of security executed by Lordsburg in favour of the Agent (or any agent or trustee for the Agent and one or more others) as security for some or all of the Senior Lender Project Obligations, including but not limited to the following:

(i) a Pledge and Security Agreement, dated as of August 2, 2011, by and among Borrowers and Agent; and

(ii) Deeds of Trust, dated as of August 2, 2011, among Borrowers in the favour of the Agent.

(t) "**Transaction Documents**" means the Senior Lender Documents and the Sandstorm Documents;

1.2 Gender, Singular, Plural, etc. As used herein, each gender shall include all genders, and the singular shall include the plural and the plural the singular, as the context shall require.

1.3 Use of Certain Words. The words "**including**" and "**includes**", when either follows any general term or statement, is not to be construed as limiting the general term or statement to the specific terms or matters set forth immediately following such word or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement.

1.4 Successors, etc. In this Agreement:

(a) reference to any body corporate shall include successors thereto, whether by way of amalgamation or otherwise;

(b) references to any statute, enactment or legislation or to any section or provision thereof include a reference to any order, ordinance, regulation, rule or by-law or proclamation made under or pursuant to that statute, enactment or legislation and all amendments, modifications, consolidations, re-enactments or replacements thereof or substitutions therefor from time to time; and

(c) reference to any agreement, instrument, permit or other document shall include reference to such agreement, instrument, permit or other document as the same may from time to time be amended, supplemented, replaced or restated.

1.5 Interpretation Not Affected. The division of this Agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

ARTICLE 2

SUBORDINATION AND INTERCREDITOR PROVISIONS

2.1 Consents to Liens and Transaction Documents.

(a) Sandstorm Barbados:

(i) consents to the Liens from time to time created by the Senior Lender Security Documents with respect to the present and future properties and assets of Lordsburg, and agrees that the execution and delivery of the Senior Lender Documents and the creation of Liens thereunder does not constitute a breach of the Sandstorm Barbados Documents;

(ii) subject to compliance by the Agent with the provisions of Section 2.1(2), waives the application of Article 15 of the Sandstorm Purchase Agreement

with respect to any "Transfer" (as defined in the Sandstorm Purchase Agreement) constituted by the Senior Lender Security Documents;

(b) The Agent:

(i) Subject to section 2.9(a), the Agent consents to the Liens from time to time created by the Sandstorm Barbados Security Documents with respect to the present and future properties and assets of Lordsburg and agrees that the execution and delivery of the Sandstorm Barbados Documents and the creation of Liens thereunder does not constitute a breach of the Senior Lender Documents.

(ii) The Agent agrees that if it enforces any of the Senior Lender Security Documents, it will, as part of such enforcement, transfer the Sandstorm Barbados Purchase Agreement to any purchaser in accordance with Article 15 of the Sandstorm Purchase Agreement.

2.2 Subordination and Standstill by Sandstorm Barbados to the Agent.

(a) With respect to all present and future properties and assets of Lordsburg, the interests of Sandstorm Barbados under, and the Liens of, the Sandstorm Barbados Security Documents shall for all purposes be, and at all times remain, inferior, junior and subordinate to the interests of the Agent under, and the Liens of, the Senior Lender Security Documents.

(b) Sandstorm Barbados hereby agrees that until all of the Senior Lender Project Obligations are paid and satisfied in full, Sandstorm Barbados will not, without the prior written consent of the Agent, take any action to enforce the Sandstorm Barbados Security Documents or initiate any bankruptcy or insolvency proceedings in respect of Lordsburg (collectively, "**Enforcement Actions**") unless it has first provided written notice of their intention to do so to the Agent after the occurrence of an event of default under the Sandstorm Purchase Agreement and a period of 90 days after the giving of such notice has elapsed without the Agent beginning enforcement proceedings. In addition, Sandstorm Barbados will not take any Enforcement Actions (other than as specifically set out herein) in connection with the Sandstorm Barbados Security Documents for a period of 90 days after notice from the Agent of its intention to enforce the Senior Lender Security Documents so long as the Agent is diligently enforcing the Senior Lender Security Documents. If the Agent has begun taking enforcement proceedings in respect of the Senior Lender Security Documents, Sandstorm Barbados will not take any Enforcement Action or otherwise interfere with such enforcement unless the Agent is not diligently pursuing such enforcement. Notwithstanding the forgoing, if at any time gold is being produced by the Borrowers but not being sold the gold which it is to be sold thereunder, Sandstorm Barbados may take action under the Sandstorm Purchase

Agreement or the Sandstorm Barbados Security Documents to enforce its rights to purchase such gold.

2.3 Saving Provisions. The subordinations herein provided shall be in effect notwithstanding:

(a) the respective dates of the creation or incurrence of any Obligations or any terms thereof;

(b) the respective dates of execution and registration of any Security Documents;

(c) the provisions of any Security Documents; or

(d) any other act or circumstance whatsoever which may otherwise alter or affect the subordination herein provided.

2.4 Non-Permitted Distributions to be Received in Trust. In the event that any payment, delivery or distribution of assets of Lordsburg of any kind or character, whether in cash, securities or other property, is received by a party in contravention of the provisions of this Agreement, such payment, delivery or distribution will be received and held in trust for the benefit of the person entitled thereto and, at the request of such person, paid promptly and in no event less than three (3) Business Days over to such person.

2.5 Agent Acknowledgements solely with regard to Sandstorm Purchased Payable AU.

(a) The Agent acknowledges and agrees that, for so long as the Sandstorm Purchase Agreement is in effect, all of the Sandstorm Purchased Payable AU is to be sold to Sandstorm Barbados pursuant to the Sandstorm Purchase Agreement, and (upon each such sale) the Liens of the Senior Lender Security Documents shall no longer apply to the sold Sandstorm Purchased Payable AU.

(b) The Agent agrees that it will not take any action to prevent Sandstorm Barbados from purchasing Sandstorm Purchased Payable AU or from Sandstorm Purchased Payable AU being delivered to Sandstorm Barbados as contemplated in the Sandstorm Purchase Agreement.

(c) If any funds become payable to Sandstorm Barbados pursuant to Section 3(g) of the Sandstorm Purchase Agreement, the Agent will allow such payment to be made forthwith after such payment becomes due, provided that if there is, or if the making of the payment would result in, an Event of Default under the Financing Agreement, Sandstorm will wait for a period of 180 days before enforcing the Sandstorm Barbados Security Documents. Notwithstanding the foregoing if such a payment is due and Sandstorm Barbados and one or more of the Borrowers agree to issue shares to Sandstorm Barbados in satisfaction of such payment or in satisfaction of any interest due and payable for any extension of time for such payment, the Agent agrees to such issuance of shares.

(d) The Agent agrees that if it enforces the Senior Lender Documents, it will, as part of such enforcement, transfer to any purchaser the Sandstorm Purchase Agreement;

(e) The Agent agrees that the Sandstorm Purchase Agreement shall survive any legal or other process undertaken by the Agent as a result of its security enforcement proceedings under the Senior Lender Documents; and

(f) The Agent agrees to the delivery of Sandstorm Purchased Payable AU to Sandstorm Barbados pursuant to the Sandstorm Purchase Agreement.

2.6 Obligations Not Affected; etc.

(a) Nothing contained in this Agreement is intended to impair the obligations of Lordsburg to pay or perform the Obligations owed by it as and when the same shall become due and payable in accordance with their respective terms nor shall anything herein contained prevent a creditor party from exercising all remedies otherwise permitted by applicable law upon default under the terms of its agreements with such Obligor, subject in all respects to the priorities created by this Agreement.

(b) In the event that the Agent and Sandstorm Barbados shall each be taking enforcement action over the same assets, the Agent shall be entitled to carriage and control over all proceedings in respect of such assets in its capacity as the holder of prior ranking security so long as it is pursuing the enforcement thereof with reasonable diligence. If the Agent is not pursuing such enforcement with reasonable diligence, and the standstill period referred to in Section 2.2(b) has expired, then Sandstorm Barbados may take such enforcement actions as it deems appropriate.

2.7 Application of Proceeds. Other than Sandstorm Purchased Payable AU, which may be received and retained by Sandstorm Barbados, net proceeds resulting from the enforcement or realization of any rights or remedies under the Security Documents shall forthwith be paid over to the Agent and applied to the Senior Lender Project Obligations, and (following payment in full of the Senior Lender Project Obligations) with any residue to be paid over to or retained by Sandstorm Barbados and applied to the Sandstorm Barbados Arrangement Obligations.

2.8 Parties May Grant Time, etc. Each party may grant time, renewals, extensions, releases and discharges to and may otherwise deal with Lordsburg as it sees fit without notice to the other parties to this Agreement or any other person, without prejudice to or in any way limiting or affecting the covenants, agreements and priorities herein contained; provided, however, Sandstorm Barbados may not grant time, renewals, extensions, releases and discharges that would otherwise impair the Senior Lender Project Obligations. Each party may, at any time and from time to time, without any consent of or notice to any other party to this Agreement and without impairing or releasing the other parties from their obligations hereunder or the subordination provided for herein:

(a) change the manner, place or terms of delivery or payment or change or extend time for delivery or payment of, or renew or alter, the relevant Obligations;

(b) release anyone liable in any manner under or in respect of the relevant Obligations;

(c) exercise or refrain from exercising any rights against Lordsburg or other person not otherwise restricted hereby; and

(d) apply any sums or deliveries from time to time received on account of the relevant Obligations to any or all of such obligations to the extent not required by this Agreement to be dealt with in some other manner.

2.9 Sandstorm Barbados Covenants regarding Sandstorm Barbados Documents.

If and for so long as any of the Senior Lender Project Obligations remain unpaid:

(a) Sandstorm Barbados will not, without the Agent's prior written consent, take any additional Sandstorm Barbados Security Documents and any such additional Sandstorm Barbados Security Documents shall be subordinated to the Senior Lender Security Documents pursuant to the terms of this Agreement.

(b) Sandstorm Barbados shall not make any amendments to the Sandstorm Barbados Documents without the prior written consent of the Agent, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the prior written consent of the Agent shall not be required (but prior notice to the Agent shall be required) for amendments to the Sandstorm Barbados Documents which are the result of (i) changes in taxation or regulatory laws, or (ii) reasonable changes which increase the payments or fees payable by Borrower; provided, that Sandstorm Barbados acknowledges and agrees that such increased costs and fees are not secured by the Sandstorm Barbados Security Documents.

(c) If Lordsburg fails to sell or deliver any Sandstorm Purchased Payable AU as required pursuant to the Sandstorm Purchase Agreement and such failure is not remedied within ten (10) Business Days, Sandstorm Barbados shall immediately give written notice (with particulars) of such continuing failure to the Agent, however any inadvertent failure to give such notice shall not subject Sandstorm Barbados to any liability or derogation of its rights hereunder.

2.10 Not to Contest, etc. None of the parties will.

(a) assert in any action, suit or proceeding whatsoever the invalidity, unenforceability or ineffectiveness of this Agreement or any other Transaction Document;

(b) participate in or co-operate with any other party to pursue any such action, suit or proceeding;

(c) in the case of Sandstorm Barbados, delay, hinder, object to, or impair any realization under or enforcement of the Senior Lender Documents by the Agent (or any agent or trustee for it and one or more others) provided that the Agent is acting in accordance with the terms of this Agreement and applicable law; or

(d) in the case of the Agent, delay, hinder, object to, or impair any realization under or enforcement of the Sandstorm Barbados Documents by or on behalf of Sandstorm Barbados (or any agent or trustee for it) provided that Sandstorm Barbados is acting in accordance with the terms of this Agreement and applicable law it being understood and agreed that, regardless of the validity, effectiveness or enforceability of any Transaction Document, as between the parties they shall respectively have the rights of delivery, payment and security as contemplated in this Agreement.

2.11 Restriction on Transfers of Secured Obligations. None of the Senior Lender Project Obligations, the Senior Lender Documents, the Sandstorm Barbados Arrangement Obligations, nor the Sandstorm Barbados Documents will be sold, assigned, or transferred in whole or in part unless and until the proposed purchaser, assignee or transferee has executed and delivered a written agreement in favour of the other parties to this Agreement confirming that it has acquired its interest in the Obligations subject to the terms of this Agreement, as it may have been amended prior to such acquisition.

ARTICLE 3

MISCELLANEOUS

3.1 No Merger. This Agreement shall not operate by way of merger of any of the security held by any party pursuant to any security, and no judgment recovered by any party against any person shall operate by way of merger of or in any way affect its rights or remedies hereunder, which are in addition to and not in substitution for any other security now or hereafter held by such party in respect of any Obligations.

3.2 Waivers. No amendment, consent or waiver by any party shall be effective unless made in writing and signed by an authorized officer of such party and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

3.3 Further Assurances. Each party shall from time to time, whether before or after any other party shall have become entitled to enforce any security, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as any other party may reasonably require in order to give effect to the subordination herein provided for and to exercise all powers, authorities and discretions hereby conferred upon such other party.

3.4 Notice. All notices, requests, demands, consents, approvals, agreements or other communications to or by any party to this Agreement must be in writing and will be deemed to be duly given or made:

(a) (in the case of a facsimile transmission) on receipt by the sender of an error free transmission report at the end of transmission; or

(b) (in the case of delivery by hand) on delivery,

but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4:00 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place. Any notice shall be addressed to the relevant party at the respective addresses specified on the execution pages hereof. Each party may change its address for service by written notice, given in the manner provided above, to the other parties and such change shall be effective upon the date the notice shall be deemed to be received.

3.5 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

3.6 Successors. This Agreement shall become effective when it shall have been executed by the parties, and thereafter shall be binding upon and enure to the benefit of each party and its successors and assigns, subject to section 2.11.

3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or portable document format (.PDF), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .PDF signature were the original thereof.

3.8 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF CANADA APPLICABLE THEREIN.

EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES TO EACH OF THE MATTERS SET OUT IN THIS SECTION 3.7. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENCE

OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

NOTHING IN THIS SECTION 3.7 SHALL AFFECT THE RIGHT OF A PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY.

(execution pages follow)

IN WITNESS WHEREOF each of the parties has duly executed this Agreement as of the day and year first above written.

SANDSTORM GOLD (BARBADOS) LTD.

Per: ______________________________
Authorized Signatory

Address for Notices to Sandstorm Barbados:

2nd Floor
Wildey Business Park
Wildey St. Michael
Barbados, West Indies
Fax No. 1 (246) 434 2717
Attention: James Gardiner

With a copy to:
400 Burrard Street, Suite 400
Vancouver, B.C. V6C 3A6 Canada
Fax No.: 1 (604) 888-0094
Attention: President and C.E.O.

IN WITNESS WHEREOF each of the parties has duly executed this Agreement as of the day and year first above written.

VICTORY PARK MANAGEMENT, LLC

Per: _______________________________
Authorized Signatory

Per: _______________________________
Authorized Signatory

Address for Notices to Agent:
Victory Park Management, LLC
227 W. Monroe Street, Suite 3900
Chicago, Illinois 60606
Attention: Matthew Ray
Facsimile: (312) 701-0794

with a copy to:
Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, Colorado
Attention: Adam J. Agron
Facsimile: (303) 223-1111

LORDSBURG MINING COMPANY

Per: _______________________________
Authorized Signatory

Per: _______________________________
Authorized Signatory

Address for Notices to Lordsburg:
1128 Pennsylvania NE, Suite 200
Albuquerque, New Mexico, 87110, U.S.A.
Fax No.: 1 (505) 255-4851
Attention: Chief Executive Officer

IN WITNESS WHEREOF each of the parties has duly executed this Agreement as of the day and year first above written.

VICTORY PARK MANAGEMENT, LLC

Per:______________________________
Authorized Signatory

Per:______________________________
Authorized Signatory

<u>Address for Notices to Agent:</u>
Victory Park Management, LLC
227 W. Monroe Street, Suite 3900
Chicago, Illinois 60606
Attention: Matthew Ray
Facsimile: (312) 701-0794

with a copy to:
Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, Colorado
Attention: Adam J. Agron
Facsimile: (303) 223-1111

LORDSBURG MINING COMPANY

Per:______________________________
Authorized Signatory

Per:______________________________
Authorized Signatory

<u>Address for Notices to Lordsburg:</u>
1128 Pennsylvania NE, Suite 200
Albuquerque, New Mexico, 87110, U.S.A.
Fax No.: 1 (505) 255-4851
Attention: Chief Executive Officer